UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2016

SEVCON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-9789	04-2985631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Northboro Road Southborough, MA	01772
(Address of principal executive offices)	(zip code)
(508) 281-5510 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 24, 2016, the Board of Directors of Sevcon, Inc. voted to propose to the stockholders at the 2017 Annual Meeting of Stockholders to be held on February 7, 2017, that Sevcon’s certificate of incorporation be amended to fully declassify the Board of Directors so that, beginning with the 2017 Annual Meeting, all directors shall be elected annually to one-year terms.

In order to accommodate stockholders who may wish to submit nominations for director in light of the proposed change, on December 24, 2017, the Company extended the deadline provided in the Company’s by-laws for stockholders to make nominations of directors for the 2017 Annual Meeting of Stockholders to 12:00 noon EST on January 3, 2017. Such extension is conditional so that any nominations submitted during the extension period will be considered to have complied with the by-law deadline for nominations only if the proposed charter amendment to declassify the Board of Directors is adopted at the 2017 Annual Meeting and, if it is not adopted, any new candidate nominated after the original deadline of December 19, 2016, would not be eligible for election.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVCON, INC.

Dated: December 27, 2016	By:	/s/ Paul N. Farquhar
Paul N. Farquhar Vice President and Chief Financial Officer